Exhibit 99.1

Ondas Holdings Enters Strategic Partnership with KLEAR to Expand Access to Non-Dilutive Working Capital Across the Emerging Defense Technology Ecosystem

Preferred Partnership to Strengthen Financial Sustainability for Growth Companies Across Ondas’ Platform

Boston, MA / July 7, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, today announced a new partnership agreement with Klear, Inc. (“Klear”), a financial technology company offering non-dilutive working capital and treasury management solutions purpose-built for businesses serving critical supply chains.

Under the terms of the agreement, Klear will serve as Ondas’ preferred working capital finance partner across its expanding platform of subsidiaries, affiliates, and acquired companies. The partnership aims to accelerate liquidity access for innovation-focused companies operating within the Ondas ecosystem and to support Ondas’ strategic growth through acquisitions of capital-constrained but high-potential defense and security related drone and AI technology platforms.

“As we continue to scale our operations through both organic growth and strategic acquisitions, access to efficient, non-dilutive capital is essential for unlocking the potential of the companies we partner with,” said Eric Brock, Chairman and CEO of Ondas Holdings. “Klear brings a differentiated financial capability that complements our vision to build a high growth operating and financial platform servicing industries including defense, homeland security, public safety and critical infrastructure markets. This partnership reinforces our commitment to support the operational and financial resilience of the innovators in our network.”

The teaming agreement establishes a collaborative framework through which Ondas and Klear will jointly support acquired and affiliated companies with embedded capital tools, liquidity planning, and treasury management infrastructure. Klear’s suite of working capital solutions is designed to reduce friction in financial operations for smaller suppliers and technology innovators who often face restricted access to credit and capital markets.

“As our clients drive innovation across key industries like mobility, energy, aerospace and defense, and healthcare, they need tools that help them remain agile and grow to meet the pace and scale of global demand,” said Chris Hale, CEO of Klear. “We are proud to partner with Ondas to ensure that the companies they acquire, and support are equipped with modern financial infrastructure to thrive in complex, dynamic supply chains.”

Through this partnership, Ondas and its subsidiaries and industry partners gain access to a comprehensive, off-balance sheet working capital solution that improves their resilience and growth trajectory—without relying on equity issuance or corporate capital injection.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About Klear, Inc.

Klear is a San Francisco-based financial technology company providing embedded working capital and treasury solutions designed to unlock liquidity for small and medium-sized businesses at the heart of critical global supply chains. Despite high demand for their products, these companies struggle to deliver due to poor access to working capital and increasing cash flow management challenges. Klear empowers suppliers with simple to use liquidity planning tools and embeds purpose-built working capital solutions into order management workflows to inject efficient capital when and where they need it to grow. Klear’s platform also supports large corporations and institutions seeking to improve supply chain resiliency and procurement success without tying up their own capital or increasing leverage. With Klear, companies of all sizes can scale more effectively while optimizing cash conversion cycles and improving financial agility.

Learn more at www.Klearbusiness.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

preston.grimes@ondas.com

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